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                                         EXHIBIT
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                               Subsidiaries of the Company
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                 CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
                           LISTING OF SUBSIDIARIES

Angeles Metal Trim Co. - 100% direct subsidiary
Capitol Metals Co. (formerly, Angeles Acquisition Corp.) - 100% direct subsidiary
California Building Systems, Inc. - 100% subsidiary of Angeles Metal Trim Co.